Exhibit 99.1

SAKS INCORPORATED ANNOUNCES JANUARY COMPARABLE

STORE SALES

FOR IMMEDIATE RELEASE	Contact:	Julia Bentley (865) 981-6243 www.saksincorporated.com

New York, New York (February 3, 2011)—Retailer Saks Incorporated (NYSE: SKS) today announced that owned sales totaled $163.6 million for the four weeks ended January 29, 2011 compared to $158.9 million for the four weeks ended January 30, 2010, a 3.0% increase. Comparable store sales increased 4.4% for the month.

For the fourth quarter ended January 29, 2011, owned sales totaled $850.8 million compared to $797.7 million for the quarter ended January 30, 2010, a 6.7% increase. Comparable store sales increased 8.4% for the fourth quarter.

For the fiscal year ended January 29, 2011, owned sales totaled $2,740.5 million compared to $2,592.0 million for the fiscal year ended January 30, 2010, a 5.7% increase. Comparable store sales increased 6.4% for the fiscal year.

For January, the strongest categories at Saks Fifth Avenue stores included women’s designer apparel, dresses, shoes, handbags, and fragrances. Saks Direct performed well during the month.

Saks Incorporated operates 47 Saks Fifth Avenue stores, 57 Saks OFF 5TH stores, and saks.com.

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